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                                                                     EXHIBIT 3.6

                                     BYLAWS

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                         FINANCIAL MODELS HOLDINGS INC.

                             A Delaware Corporation

                               ARTICLE I - OFFICES

          Section 1 - Registered Office:

          The registered office of the corporation within the State of Delaware shall be located at 229 South State Street, c/o Prentice-Hall Corporation System Inc., City of Dover, County of Kent.

          Section 2 - Other Offices:

          The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                      ARTICLE II - MEETINGS OF SHAREHOLDERS

          Section 1 - Annual Meetings:

          The annual meeting of the shareholders of the corporation, for the purpose of electing directors and transacting such other business as may properly come before the meeting, shall be held on the date and at the time fixed from time to time by the board of directors, provided that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation and each successive meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. All elections of directors shall be by written ballot.


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          Section 2 - Special Meetings:

          Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called at any time by the president, the board of directors, or the holders of not less than 25% of all the shares then outstanding and entitled to vote at the meeting.

          Section 3 - Place of Meetings:

          All annual and special meetings of shareholders shall be held at such places within or without the State of Delaware as may be fixed from time to time by the board of directors or as shall be designated in the notices of such meetings or in duly executed waivers of notice thereof.

          Section 4 - Quorum:

          (a) The holders of a majority of the outstanding shares shall constitute a quorum at any meeting of shareholders.

          (b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders of record present in person or represented by proxy and entitled to vote at the meeting shall have the power to adjourn the meeting by a majority vote, without notice other than announcement at the meeting, to a date not later than 30 days after the original meeting. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

                        ARTICLE III - BOARD OF DIRECTORS

          Section 1 - Number and Election:


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          (a) The number of the directors of the corporation shall be two (2).
Directors shall be at least eighteen years of age and need not be residents of the State of Delaware, citizens of the United States, or shareholders of the corporation.

          (b) Except as may otherwise be provided by law, in the certificate of incorporation or in these bylaws, the directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders by a majority of the votes cast by the holders of shares entitled to vote in the election. The first board of directors shall be elected by the incorporator at the organization meeting, or without a meeting pursuant to Section 108(c) of the General Corporation Law of the State of Delaware.

          Section 2 - Duties and Powers:

          The board of directors shall be responsible for the control and management of the affairs, property and interests of the corporation and may exercise all the powers of the corporation except as are herein, in the certificate of incorporation or by statute expressly conferred upon or reserved to the shareholders.

          Section 3 - Annual and Regular Meetings: Notice:

          (a) A regular annual meeting of each newly elected board of directors, except for the first board, shall be held at the principal office of the corporation or at such other place within or without the State of Delaware as may be fixed by the board of directors, immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting if a quorum shall be present. The first meeting of the first board of directors and, in the event of the failure of a newly elected board to meet immediately following the annual meeting of shareholders, the first meeting of each subsequently newly elected board, shall be held at such time and place as shall


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be specified in a written waiver of notice or in a notice given as hereinafter provided for special meetings of the board of directors.

          (b) Other regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and place, within or without the State of Delaware, as shall be from time to time determined by the board.

          Section 4 - Special Meetings; Notice:

          (a) Special meetings of the board of directors shall be held whenever called by the president, or by one of the directors, at such time and place, within or without the State of Delaware, as may be specified in the respective notices or waivers of notice thereof.

          (b) Notice of a special meeting shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio, cable or facsimile or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice or waiver of notice need not specify the business to be transacted at, or the purpose or purposes of, such special meeting.

          (c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting, prior thereto or at its commencement, the lack of notice to him or who submits a signed waiver of notice whether before or after the meeting.

          Section 5 - Chairman:

          At all meetings of the board of directors, the Chairman of the board, if any and if present, shall preside. If there shall be no chairman of the board or if he shall be absent, then the


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president shall preside, and in his absence a chairman elected for the meeting by a majority of the directors present shall preside.

          Section 6 - Quorum and Adjournments:

          (a) At all meetings of the board of directors, the presence of a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the certificate of incorporation, or by these bylaws.

          (b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time, without notice other than the announcement at the meeting, until a quorum shall be present.

          Section 7 - Manner of Acting:

          (a) At all meetings of the board of directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

          (b) Except as otherwise provided by statute, the vote of a majority of the directors present at any meeting at the time of the vote, if a quorum is present at such time, shall be the act of the board of directors.

          (c) Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

          (d) Any one or more members of the board or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or


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similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

          Section 8 - Newly Created Directorships and Vacancies:

          Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in the board of directors by reason of the death, resignation, disqualification, removal or inability to act of any director, or otherwise, shall be filled by election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director elected to fill a newly created directorship or a vacancy in the board shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been duly elected and shall have qualified.

          Section 9 - Resignation:

          Any director may resign at any time by giving written notice to the board of directors, the president or the secretary of the corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon the receipt thereof by the board of directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

          Section 10 - Removal:

          Any or all of the directors may be removed with or without cause at any time by the vote of the shareholders at a special meeting called for that purpose.

          Section 11 - Salaries:

          The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to


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establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

          Section 12 - Committees:

          The board of directors may, by resolution passed by the majority of the whole board, designate one or more committees, and alternate members thereof, as they may deem desirable, each consisting of one or more members, and each of which, to the extent provided in the resolution, shall have all the powers and authority of the board, except that no such committee shall have authority as to any of the enumerated matters as to which authority may not be accorded to such a committee under Section 141(c) of the General Corporation Law of the State of Delaware. Each such committee shall serve at the pleasure of the board. Vacancies in the membership of such committees shall be filled by the board of directors at a regular or special meeting of the board. Regular or special meetings of such committee shall be called or held in the same manner as regular meetings of the board of directors, and such committees shall keep regular minutes of their proceedings and report the same to the board.

                              ARTICLE IV - OFFICERS

          Section 1 - Number, Qualification, Election and Term of Office:

          (a) The officers of the corporation shall consist of a president, a secretary, a treasurer and such other officers, including but not limited to a chairman of the board and one or more vice-presidents, as the board of directors may from time to time deem advisable. Any officer may be, but is not required to be, a director of the corporation. Any two or more offices may be held by the same person.

          (b) The president, secretary and treasurer of the corporation shall be elected by the board of directors at the regular annual meeting of the board following the annual meeting


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of shareholders, except for the first president, secretary and treasurer, who shall be elected at the first meeting of the board of directors. Each such officer shall hold office until the annual meeting of the board of directors next succeeding his election and until his successor shall have been duly elected and shall have qualified, or until his death, resignation or removal.

          (c) The board of directors may elect at any regular or special meeting such officers and agents, other than the president, secretary and treasurer, as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

          Section 2 - Resignation:

          Any officer may resign at any time by giving written notice of such resignation to the board of directors or to the president or the secretary of the corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the board of directors or by the president or secretary, and the acceptance of such resignation shall not be necessary to make it effective.

          Section 3 - Removal:

          Any officer may be removed, either with or without cause, at any time by the board of directors.

          Section 4 - Vacancies:

          A vacancy in any office by reason of death, resignation, inability to act, disqualification or any other cause may at any time be filled for the unexpired portion of the term by the board of directors.


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          Section 5 - Duties of Officers:

          Officers of the corporation shall, unless otherwise provided by the board of directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these bylaws, or may from time to time be specifically conferred or imposed by the board of directors.

          Section 6 - Salaries:

          The salaries of all officers of the corporation shall be fixed by the board of directors.

          Section 7 - Sureties and Bonds:

          In case the board of directors shall so require, any officer, employee or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board of directors may direct, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for accounting for all property, funds or securities of the corporation which may come into his hands.

          Section 8 - The President:

          The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders, shall, in the absence of the chairman of the board or if there is no chairman of the board, preside at all meetings of the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or


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agent of the corporation. He or she shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested to by his or her signature. The president, or such of the officers of the corporation whom he or she shall designate, shall have the power and authority to vote the capital stock of other corporations which his held by the corporation.

          Section 9 - The Secretary:

          The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of such meetings in a book to be kept for that purpose and shall perform like duties for the committees designated by the board of directors pursuant to Article III, Section 12 of these bylaws, when required. Except as otherwise provided in these bylaws he or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the corporation and shall have authority to affix the same to any instrument requiring it and, when so affirmed, it may be attested by his or her signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by this signature.

          Section 10 - The Treasurer:

          (a) The treasurer shall have the custody of the corporate bonds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.


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          (b) The treasurer shall disburse the funds of the corporation, as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires, and account of all of his or her transactions as treasurer and of the financial condition of the corporation.

                               ARTICLE V - SHARES

          Section 1 - Lost or Destroyed Share Certificates:

          The holder of any certificate representing shares of the corporation shall immediately notify the corporation of any loss or destruction of the certificate representing the same. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as conditions precedent to the issuance thereof, may require production of such evidence of loss or destruction as it deems suitable, may prescribe such terms and conditions as it deems expedient, and may require the owner of the lost or destroyed certificate, or his legal representatives, to give such indemnities as the board of directors deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed or on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence, terms and conditions or indemnities when, in the judgment of the board of directors, it is proper to do so.

          Section 2 - Transfer of Shares:

          (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed with a request to register transfer, if the


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conditions of Section 8-401 of Title 6 of the Delaware Code are met, a new
certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

          (b) The corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes, and shall be entitled to recognize the exclusive right of the holder of record of such share or shares to receive dividends, to vote as the owner of such shares and to be held liable for calls and assessments, and accordingly shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                             ARTICLE VI - DIVIDENDS

          Section 1 - Declaration and Payment of Dividends:

          Pursuant to the provisions of Sections 170 and 173 of the General Corporation Law, the board of directors may declare dividends at any regular or special meeting, and the corporation shall pay and distribute such dividends to its shareholders pursuant to said Sections 170 and 173 and the resolution of the board.

          Section 2 - Special Reserve Funds:

          Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining property of the corporation, for such other purpose or purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


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                            ARTICLE VII - FISCAL YEAR

          The fiscal year of the corporation shall be fixed by the board of directors from time to time, subject to applicable law.

                          ARTICLE VIII - CORPORATE SEAL

          The corporate seal shall be in such form as shall be approved from time to time by the board of directors.

                          ARTICLE IX - CORPORATE BOOKS

          The directors may keep the books of the corporation, except such as are required by law to be kept within the State of Delaware, outside the State of Delaware, at such place or places as they may from time to time determine.

                               ARTICLE X - CHECKS

          All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                       ARTICLE XI - AMENDMENTS TO BYLAWS

          The bylaws of the corporation may be altered, amended or repealed, and new bylaws may be made, by a majority vote of the shareholders at the time entitled to vote, at any regular or special meeting of shareholders. After the original or other bylaws of the corporation have been adopted, amended, or repealed, as the case may be, and after the corporation has received any payment for any of its stock, the power to adopt, amend or repeal the bylaws of the corporation may be exercised by the board of directors in accordance with the provisions of


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Section 109 of the General Corporation Law of the State of Delaware and subject to the limitations in Article SEVENTH, paragraph 2, of the certificate of incorporation.

          The undersigned incorporator certifies that he has adopted the foregoing bylaws as the first bylaws of the corporation, in accordance with the requirements of the General Corporation Law.

Dated: March 22, 1989


                                        /s/ William Waterman, Jr.
                                        ----------------------------------------
                                        William Waterman, Jr.


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